CONFIDENTIAL TREATMENT REQUESTED.

LICENSE AGREEMENT

This License Agreement (this “Agreement”), dated January 15, 2007 (the “Effective Date”), is made by and between DOV Pharmaceutical, Inc., a Delaware corporation (“DOV”), and XTL Development, Inc., a Delaware corporation (“XTL”). DOV and XTL are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire to enter into an agreement pursuant to which DOV will grant a sole and exclusive license to XTL under the DOV Patent Rights and DOV Know-How for XTL to develop and commercialize the Licensed Compound and Licensed Product as defined below, and

WHEREAS, DOV and Wyeth Holdings Corporation (“Wyeth”) entered into that certain Amended and Restated License Agreement dated December 7, 2006 (the “Wyeth Agreement”), relating, among other things, to Bicifadine (as defined below).

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1.  Definitions.

For the purpose of this Agreement, the following words and phrases shall have the meanings set forth below:

1.1  “Affiliate” means with respect to a party, any other business entity that directly controls, is controlled by, or is under common control with, such party. A business entity or party shall be regarded as in control of another business entity if it owns, or controls, more than fifty percent (50%) of the voting stock or other voting ownership interest of the other business entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other business entity by any means whatsoever.

1.2  “Annual” means from January 1 to December 31 of any given calendar year.

1.3  “Approval” means, with respect to any Licensed Product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, offer for sale, sale, distribution, importation or use of the Licensed Product in such jurisdiction in accordance with applicable Laws.

1.4  “Bicifadine” means the compound CL 220,075 as listed in Schedule 1 to the Wyeth Agreement.

1.5  “Clinical Data” means the information with respect to the Licensed Product or the Licensed Compound made, collected or otherwise generated under or in connection with pre-clinical, clinical, or the post-Approval studies for the Licensed Compound or Licensed Product, including any data, reports and results with respect to any of the foregoing.

1.6  “Commercially Reasonable Efforts” means, with respect to Licensed Products, the carrying out of development and commercialization activities in a manner comparable to that which a company within the pharmaceutical industry that is similarly situated to XTL and its Affiliates, taken collectively, would reasonably devote to a product of similar market potential based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, product profile, the proprietary position, the then current competitive environment for such product and the timing of such product’s entry into the market, the regulatory environment and status of such product, and other relevant scientific, technical and commercial factors.

1.7  “Confidential Information” means all data or information received by a Party or its Affiliates (“Receiving Party”) that is of value to the Party or its Affiliates disclosing or providing such data or information (“Disclosing Party”) including, but not limited to, Technology; marketing plans or strategies; formulas; methods; techniques; drawings; processes; financial data; financial plans; product plans; lists of actual or potential customers, vendors and/or employees; potential packaging; advertising materials; trademarks, service marks and trade dress; price lists; pricing policies; and competitive strategies. Confidential Information also includes any compilation or organization of information which, divided into individually segregated segments, may not be deemed confidential but in its organized completed format is unique, proprietary and confidential to the Disclosing Party. Additionally, Confidential Information includes any information described in this provision which the Disclosing Party obtains from another party and which the Disclosing Party treats as proprietary or designates as confidential information, whether or not owned or developed by the Disclosing Party. Confidential Information shall be treated as such regardless of whether it is marked “confidential” or “proprietary” or communicated by the Disclosing Party or its Affiliates in oral, written, graphic, or electronic form.

1.8  “Confidentiality Agreement” means that certain Confidentiality and Nondisclosure Agreement, dated October 17, 2006, by and between the Parties.

1.9  “Controlled” or “Controls”, means, when used in reference to intellectual property (including, but not limited to, patents, trademarks, know-how or Technology), the legal authority or right of a person or entity to license or sublicense such intellectual property to another person or entity, or to provide or disclose such intellectual property to such other person or entity, in each case, without breaching any contractual or fiduciary obligations.

1.10  “DOV Bicifadine Patent Rights” means the DOV Patent Rights that relate only to the Licensed Compound and not to any other compounds.

1.11  “DOV Commingled Patent Rights” means all DOV Patent Rights other than the DOV Bicifadine Patent Rights.

1.12  “DOV Know-How” means all Technology owned, licensed or otherwise Controlled by DOV or any of its Affiliates as of the Effective Date, that is related to the Licensed Compound or Licensed Product, or that is essential, necessary or useful for the manufacture, use, sale, offer for sale, importation, research, development, commercialization or other exploitation of the Licensed Compound or Licensed Product.

1.13  “DOV Patent Rights” means the patents and patent applications listed in Exhibit B attached hereto, as amended from time to time during the term of this Agreement by mutual agreement of the Parties, and (a) any foreign counterparts thereof, (b) all divisionals, continuations, continuations-in-part thereof or any other patent application claiming priority directly or indirectly to (i) any of the patents or patent applications identified in Exhibit B or (ii) any patent or patent application from which the patents or patent applications identified in Exhibit B claim direct or indirect priority, and (c) all patents issuing on any of the foregoing, and any foreign counterparts thereof, together with all registrations, reissues, re-examinations, renewals, supplemental protection certificates, or extensions of any of the foregoing, and any foreign counterparts thereof. The parties shall update Exhibit B from time to time during the term of this Agreement as may be required.

1.14  “EMEA” means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.

1.15  “EU” means the European Union, as its membership may be altered from time to time, and any successor thereto, and which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.

1.16  “Europe” means the countries comprising the EU as it may be constituted from time to time, together with those additional countries included in the European Economic Area as it may be constituted from time to time.

1.17  “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.18  “Field” means the treatment of any diseases, disorders and conditions in humans, other than the treatment or amelioration of vasomotor symptoms caused by or occurring in relation to or connection with menopause or other female hormonal fluctuations in a patient undergoing treatment.

1.19  “First Commercial Sale” means, with respect to any Licensed Product on a country-by-country basis, the first sale for use by the general public of such Licensed Product in such country after Approval of such Licensed Product has been granted, or marketing and sale of such Licensed Product is otherwise permitted, by the applicable Regulatory Authority of such country.

1.20  “FTE” means full-time equivalent.

1.21  “Governmental Authority” means any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority or any arbitrator or arbitration tribunal.

1.22  “IND” means an investigational new drug application filed with the FDA for authorization to commence clinical studies or post-Approval studies and its equivalent in other countries or regulatory jurisdictions.

1.23  “JNDA” means a New Drug Application filed with the Koseisho required for marketing approval for the applicable Licensed Product in Japan.

1.24  “Koseisho” means the Japanese Ministry of Health and Welfare, or any successor agency thereto.

1.25  “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.26  “Licensed Compound” means (a) Bicifadine and (b) any prodrugs, optical isomers, hydrates, solvates, salt forms and polymorphs of Bicifadine.

1.27  “Licensed Product” means any pharmaceutical product in all forms, presentations, formulations and dosage forms containing a Licensed Compound, either alone or in combination with one or more other active ingredients (“Combination Product”).

1.28  “NDA” means a New Drug Application filed with the FDA seeking approval to market a Licensed Product in the United States.

1.29  “NDA Filing” means an NDA for a Licensed Product that has been accepted for filing by the FDA.

1.30  “Net Sales” means the gross amount invoiced for Licensed Product sold, distributed or otherwise disposed of by XTL, its Affiliates and/or Sublicensees (collectively, the “Selling Party”), in an arm’s length transaction to an end user (“Gross Sales”), less:

(i)  trade, quantity or cash discounts (other than early payment discounts);

(ii)  credits or allowances, if any, given or made on account of price adjustments, returns, bad debts, rebates, and any all Federal, state or local government rebates whether in existence now or enacted at any time during the term of this Agreement (e.g., HCFA or Medicaid rebates), rejections, recalls or destruction requested or made by an appropriate government agency; and

(iii)  any tax, excise or governmental charge upon or measured by the sale, transportation, delivery or use of the Licensed Product;

provided that Net Sales shall in no event be less than eighty percent (80%) of Gross Sales.

In the case of discounts on “bundles” of products which include the Licensed Product, XTL and its Affiliates may, subject to notice to DOV, calculate Net Sales as set forth above discounting the bona fide list price of the Licensed Product by the average percentage discount of all products of the Selling Party in a particular “bundle”, calculated as follows:

Average percentage
discount on a  = (1-A/B) x 100
particular “bundle”

where A equals the total discounted price of a bundle, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such bundle. XTL shall, and shall cause its Affiliates and Sublicensees (directly or through XTL) to, provide DOV documentation, reasonably acceptable to DOV, establishing such average discount with respect to each bundle. Where the Licensed Product is also sold other than in a bundle, the average discount as calculated above shall be applied to the undiscounted list price of the Licensed Product in the bundle. If the Licensed Product is not sold separately and no bona fide list price exists for the Licensed Product, the Parties shall negotiate in good faith an imputed list price for the Licensed Product, and the average discount as calculated above with respect thereto shall be applied to such imputed list price.

For the sake of clarity, sales of Licensed Product among XTL, its Affiliates or permitted Sublicensees, where such Licensed Product is being transferred to such Affiliate or permitted Sublicensee for purposes of resale or further distribution, shall not be included in the calculation of Net Sales, it being understood that Net Sales shall be calculated based on the gross amount invoiced in connection with such resale or further distribution. Notwithstanding, the foregoing, if Licensed Product is sold or otherwise transferred among XTL, its Affiliates or permitted Sublicensees and XTL, such Affiliate or such permitted Sublicensee is the end user of such Licensed Product, then the Net Sales for such units of Licensed Product shall be calculated based on the gross amount invoiced in connection with such sale or transfer.

*****Confidential material redacted and filed separately with the Commission.

1.31  “Phase IIB Trial” means a double-blind, placebo-controlled, dose finding study in a specific chronic pain indication designed so as to achieve the first Milestone Event set forth in Section 6.3.

1.32  “Publicly Traded Stock” means:

A. ordinary shares of XTL Biopharmaceuticals Ltd. (“XTL Ltd.”), a public company limited by shares organized under the laws of the State of Israel which have been duly authorized for issuance by all appropriate corporate action, and which are:

(i) freely tradable without restriction on the London Stock Exchange as of the date of issuance; or

(ii) issued off of a shelf registration statement filed by XTL Ltd. under the Securities Act of 1933, as amended (the “Securities Act”), such that following such issuance they are freely tradable without restriction on the Nasdaq Global Market; and which carry a value equal to:

a. in the case of (i) above, the lesser of (x) the closing sales price of an ordinary share as reported by the London Stock Exchange (or another authoritative source) as of the close of business on the day prior to the date of issuance, and (y) the average of the closing sales price of an ordinary share as reported by the London Stock Exchange (or another authoritative source) for the ***** trading days beginning on the trading day ***** prior to the day the milestone giving rise to the payment is publicly announced and ending with the close of business on the ***** day following public announcement of such milestone; or

b. in the case of (ii) above, the lesser of (A) the quotient of (w) the average of the closing sales price of an American Depositary Shares of XTL Ltd. as reported by the Nasdaq Global Market (or another authoritative source), as of the close of business on the day prior to the date of issuance, and (x) the number of ordinary shares of XTL Ltd. represented by each American Depositary Share of XTL Ltd., and (B) the quotient of (y) the average of the closing sales price of an American Depositary Shares of XTL Ltd. as reported by the Nasdaq Global Market (or another authoritative source) for the ***** trading days beginning on the trading day ***** prior to the day the milestone giving rise to the payment is publicly announced and ending with the close of business on the ***** day following public announcement of such milestone, and (z) the number of ordinary shares of XTL Ltd. represented by each American Depositary Share of XTL Ltd.; or

B. shares of capital stock of XTL or XTL Biopharmaceuticals, Inc., a Delaware corporation and the parent corporation for XTL (“Parent”), in each case that have been registered under the Securities Act and are freely tradable without restriction on a stock exchange in the United States; and which carry a value equal to the lesser of (i) the closing sales price of such shares as reported by the stock exchange on which such shares are listed (or another authoritative source), on the day prior to the date of issuance, and (ii) the average of the closing sales price of such shares as reported by the stock exchange on which such shares are listed (or another authoritative source), for the ***** trading days beginning on the trading day ***** prior to the day the milestone giving rise to the payment is publicly announced and ending with the close of business on the ***** day following public announcement of the milestone giving rise to the payment.

*****Confidential material redacted and filed separately with the Commission.

1.33  “Regulatory Authority” means any national or supranational governmental authority, including, without limitation, the FDA, EMEA or Koseisho, that has responsibility in countries in the Territory over the development and/or commercialization of the Licensed Compound and Licensed Product.

1.34  “Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals (including all Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents and all preclinical and clinical studies and tests, relating to the Licensed Compound or the Licensed Product and all data contained in any of the foregoing, including all NDAs, regulatory drug lists, advertising and promotion documents, manufacturing data, Clinical Data, adverse event files and complaint files.

1.35  “Technology” means know-how, trade secrets, chemical and biological materials, formulations, information, documents, studies, results, data and regulatory approvals, filings and correspondence (including drug master files), including biological, chemical, pharmacological, toxicological, pre-clinical, clinical and assay data, manufacturing processes and data, specifications, sourcing information, assays, and quality control and testing procedures, whether or not patented or patentable, in each case, to the extent related to the Licensed Compound or Licensed Product.

1.36  “Territory” means all countries of the world.

1.37  “Third Party” means any person or entity other than XTL or DOV or any of their Affiliates.

1.38  “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

Section 2.  License and Assignment Grants by DOV.

2.1  Exclusive License. DOV, for itself and on behalf of its Affiliates, hereby grants to XTL and its Affiliates a non-transferable (except in accordance with Section 12.2), sole and exclusive (even as to DOV and its Affiliates), worldwide license, with the right to sublicense in accordance with Section 2.1(a), under the DOV Patent Rights and DOV Know-How, to make, have made, use, sell, offer to sell, import, research, develop, commercialize and otherwise exploit the Licensed Compound and Licensed Product in the Field in the Territory. The foregoing license grant includes the right to make reference to all regulatory approvals, filings and correspondence (including drug master files) contained within the DOV Know-How. Each Affiliate of XTL performing any obligations or exercising any rights hereunder shall be bound by the terms and conditions of this Agreement as and to the same extent as XTL, and XTL shall remain fully responsible for the performance of its Affiliates hereunder.

(a)  Right to Sublicense. The licenses granted in Section 2.1 include the right to grant sublicenses (through multiple tiers) to Third Parties (each such Third Party sublicensee, a “Sublicensee”), provided that: (1) each such sublicense shall be subordinate to this Agreement, (2) no such sublicense shall impair XTL (directly or with and through its Sublicensees) to perform its obligations hereunder, (3) no such sublicense shall limit or impair DOV’s rights hereunder and (4) XTL shall remain responsible for its, its Affiliates and its Sublicensees conformity to the terms and conditions set forth herein, including without limitation, the obligation to use Commercially Reasonable Efforts to develop and commercialize the Licensed Compound and Licensed Product throughout the Territory, the obligation to make payments as and when due hereunder, and the obligation to keep records and make reports hereunder. XTL shall provide DOV with a true, accurate and complete copy of each sublicense agreement with its Sublicensees promptly after execution.

(i)  Each sublicense granted to a Sublicensee by XTL to any rights licensed to it hereunder shall terminate immediately upon the termination of the license from DOV to XTL with respect to such rights as of the effective date of such termination by DOV pursuant to Section 11.2(b), provided however, that if a Sublicensee is not in material default of its obligations to XTL under its sublicense agreement, and within sixty (60) days of such termination the Sublicensee agrees in writing to be bound directly to DOV under a license agreement substantially similar to this Agreement with respect to the rights sublicensed hereunder, substituting such Sublicensee for XTL, then such sublicense shall not so terminate.

(b)  Restrictions on DOV. DOV and its Affiliates shall not grant or provide to any Third Party any Technology, patent or other intellectual property rights or Confidential Information inconsistent with the terms of this Agreement. For as long as the license grant set forth in Section 2.1 is in effect, DOV Know-How shall be treated as Confidential Information of both XTL and DOV, and DOV and its Affiliates shall neither use DOV Know-How, nor shall DOV or its Affiliates disclose DOV Know-How, except as permitted by Section 8.1(b) or 8.2.

2.2  Assignment of INDs. DOV, for itself and its Affiliates, hereby assigns and transfers to XTL all of DOV’s right, title, and interest in and to any and all INDs relating to the Licensed Compound in the Field in the Territory.

2.3  Use of Trademarks. As between the Parties, XTL shall have the sole right to determine and own the Trademarks to be used with respect to the commercialization of the Licensed Product in the Field in the Territory. XTL and its Affiliates shall make reasonable efforts to avoid using in their Development and Commercialization activities any Trademark that is confusingly similar to, misleading or deceptive with respect to any trademark owned by DOV.

2.4  License Limitations. All licenses and other rights are or shall be granted only as expressly provided in this Agreement, and no other licenses or other rights are or shall be created or granted hereunder by implication, estoppel or otherwise.

Section 3.  Regulatory Matters in the Territory.

3.1  Regulatory Responsibilities. As between the Parties, XTL shall have sole responsibility for preparing and maintaining all Regulatory Documentation with respect to (i) Approvals for the Licensed Product in the Field in the Territory and (ii) Development and Commercialization activities, as set forth in Section 5, for the Licensed Product in the Field in the Territory. To the extent possible, DOV shall provide, at XTL’s expense, reasonable assistance to XTL with respect to this Section 3.1.

3.2  [Reserved]

3.3  Ownership. All Approvals and related Regulatory Documentation for the Licensed Product in the Field in the Territory shall be the sole and exclusive property of XTL and held in the name of XTL (or in each such case XTL’s Affiliate or Sublicensee). DOV shall not be entitled to receive copies of XTL’s Clinical Data, provided, however, that upon written request by DOV, XTL shall, at its sole discretion, provide such copies to DOV subject to the confidentiality provisions of Section 8.

*****Confidential material redacted and filed separately with the Commission.

3.4  Communications with Regulatory Authorities. As between the Parties, XTL shall be responsible for all communications with any Regulatory Authority relating to the Licensed Product or Licensed Compound in the Territory during the term of this Agreement. Subject to Section 3.3, as relating to the Licensed Product or Licensed Compound, XTL (or its Affiliates or Sublicensees) shall promptly provide DOV with copies of all (i) material written communications to or from any Regulatory Authority, and (ii) written meeting minutes or summaries of material meetings, conferences and discussions with Regulatory Authorities. Except as necessary to comply with the Laws, DOV shall not initiate any communications with any Regulatory Authority concerning the Licensed Compound or the Licensed Product without first obtaining XTL’s approval.

(a)  XTL shall promptly inform DOV of any action, correspondence or reports to or from Governmental Authorities (other than Regulatory Authorities) that would reasonably be expected to materially affect the current or anticipated development or commercialization of the Licensed Product or Licensed Compound, and shall furnish DOV with copies of any relevant documents relating thereto.

3.5  Regulatory Records. XTL shall maintain, or cause to be maintained, records of the development and commercialization activities performed by XTL, its Affiliates and Sublicensees with respect to the Licensed Product in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be reasonably complete and accurate and shall properly reflect all work done and results achieved in the performance of such development activities, and which shall be retained by or for XTL for at least five (5) years after the termination of this Agreement, or for such longer period as may be required by Law.

Section 4.  Performance of Duties.

4.1  Transition. Within thirty (30) days following the Effective Date, DOV shall transfer or cause to have transferred to XTL, or shall perform or cause to have performed, each item scheduled in Exhibit D hereto; provided that any copies of documents, data and other information shall be made available to XTL and may be copied at XTL’s expense. DOV shall cause its Affiliates to provide XTL with access to their facilities, during normal business hours for the purpose of reviewing such data or other information in DOV’s or its Affiliates’ possession as of the Effective Date. Such access shall be granted on two (2) days written notice from XTL to DOV specifying the date and time of access.

4.2  Studies Completion.

(a)  DOV shall use reasonable efforts to complete, or to cause to have completed, each of the deliverables specified in Exhibit E within the one hundred eighty (180) days immediately following the Effective Date. XTL shall reimburse DOV for direct FTE costs and vendor costs incurred in connection with DOV’s efforts to complete such deliverables, upon completion of each such deliverable, within thirty (30) days following receipt of an invoice from DOV.  The estimated cost for the deliverables indicated on Exhibit E are not binding; provided that unless the Parties agree otherwise in writing, XTL shall not be required to reimburse DOV for costs incurred in connection with a specific deliverable that are in excess of ***** percent (*****%) of the estimated cost associated with such deliverable. In the event that DOV does not complete one or more such deliverables within one hundred eighty (180) days following the Effective Date, then for each business day above and beyond the one hundred eighty (180) day period and until DOV completes each such deliverable, XTL shall reduce the reimbursement for each such outstanding deliverable at a rate of ***** percent (*****%) per month, calculated on the total number of days; provided that no such reduction shall apply to delays that are beyond DOV’s reasonable control, including, without limitation, delays caused by Regulatory Authorities or by XTL.

*****Confidential material redacted and filed separately with the Commission.

(b)  XTL shall close out the 021 and 022 clinical studies using Good Clinical Practices required by Regulatory Authorities, including, but not limited to, drug accountability procedures.

4.3  Database Support. For a period of two (2) months after the Effective Date, DOV shall provide XTL access to DOV’s Vice President of Clinical Research and Development, or an employee with similar knowledge, to provide support and training to XTL as may be reasonably necessary to complete the close-out of the 021 and 022 clinical studies, in any case not to exceed twenty percent (20%) of such person’s time. XTL shall reimburse DOV at cost for the time provided by the Vice President of Clinical Research and Development or other employee pursuant to this Section 4.3.

4.4  Sales of Licensed Compound.

(a)  To the extent that such purchase is necessary for the Commercialization and Development of the Licensed Product, during the term of this Agreement XTL shall purchase the Licensed Compound (whether in the form of the active pharmaceutical ingredient, intermediate, or finished product) from DOV’s existing inventory (the “Inventory”), at a price equal to *****, as set forth in Exhibit C, prior to offering to purchase or purchasing any such material from any other source; provided however, that such requirement shall be waived with respect to any such material that is expired or otherwise not in compliance with XTL’s applicable specifications at the time XTL requests such supply. Within seven (7) days notice from XTL of XTL’s request to purchase a quantity of the Inventory (each such request, a “Purchase Request”), DOV shall take all actions that may be reasonably necessary or desirable to fulfill the Purchase Request. For each such Purchase Request, XTL shall remit payment to DOV for the purchased quantity of Inventory within thirty (30) days of receipt of an invoice from DOV. XTL will reimburse DOV for any direct storage and necessary stability testing costs associated with the Inventory actually purchased pursuant to this Section 4.4(a), such costs calculated for the period beginning on the Effective Date and until the date of fulfillment of the Purchase Request.

(b)  For a period of ***** years following the Effective Date, DOV shall be responsible for and shall perform or cause to have performed the storage and any necessary stability testing of the Inventory. In the event that XTL purchases Inventory in accordance with the provisions of Section 4.4(a), at the time of each such purchase XTL shall reimburse DOV for the costs incurred to store and conduct stability testing of such Inventory from the Effective Date to the time of purchase. Further, if at the end of the ***** year period following the Effective Date Inventory remains on-hand, XTL shall reimburse DOV for ***** percent (*****%) of the sum of the costs incurred by DOV (i) to store and conduct stability testing of such Inventory for such ***** year period and (ii) to dispose of such Inventory (should DOV decide to dispose of same at such time). To the extent that the purchase of all of the Inventory (as described in Section 4.4(a)) is not necessary for the Commercialization and Development of the Licensed Product, XTL may provide notice to DOV that XTL shall not purchase such Inventory and XTL shall then reimburse DOV for ***** percent (*****%) of the sum of the costs incurred by DOV (i) to store and conduct stability testing of such remaining Inventory from the Effective Date until the date of such notice and (ii) to dispose of such remaining Inventory (should DOV decide to dispose of same at such time). In the event that XTL purchases all the Inventory during the ***** years following the Effective Date, XTL shall have the option, upon thirty (30) days notice to DOV, to assume all contracts for the storage and testing of the Inventory (the “Inventory Contracts”), and DOV shall take all actions that may be reasonably necessary or desirable in connection with such option, including, but not limited to, assignment of the Inventory Contracts to XTL pursuant to an assignment agreement in form and substance reasonably acceptable to the Parties.

*****Confidential material redacted and filed separately with the Commission.

Section 5.  Development and Commercialization.

5.1  Clinical Trial. XTL shall use Commercially Reasonable Efforts to initiate (i.e., dosing of the first patient) a Phase IIB Trial of the Licensed Compound no later than ***** the date of DOV’s compliance with Section 4.1. If XTL fails to initiate a Phase IIB Trial of the Licensed Compound by such *****, and provided that such failure is not due to a delay that is beyond XTL’s reasonable control, including, without limitation, delays caused by Regulatory Authorities or by DOV, then XTL may obtain a *****, provided that if XTL fails to initiate a Phase IIB Trial of the Licensed Compound by the end of such *****, and provided that such failure is not due to a delay that is beyond XTL’s reasonable control, including, without limitation, delays caused by Regulatory Authorities or by DOV, then XTL may obtain a *****. The ***** described in the previous sentence are *****. Notwithstanding the foregoing, if during the ***** immediately following the Effective Date, XTL enters into a sublicense in accordance with Section 2.1(a) or XTL assigns this Agreement in connection with a change of control in accordance with Section 12.2, then the fee for each of the ***** permitted in accordance with this Section 5.1 shall be ***** U.S. dollars (US$*****). Failure to initiate a Phase IIB Trial of the Licensed Compound within ***** the date of DOV’s compliance with Section 4.1 shall constitute a material breach of this Agreement, unless such failure is due to a delay that is beyond XTL’s reasonable control, including, without limitation, delays caused by Regulatory Authorities or by DOV.

5.2  Responsibilities and Costs. XTL shall use Commercially Reasonable Efforts to develop and commercialize the Licensed Compound and Licensed Product throughout the Territory. Without limiting the foregoing requirement, XTL shall have sole responsibility for, and shall bear all costs associated with, such commercialization and development activities.

5.3  [Reserved]

5.4  Markings. All promotional materials, packaging and product labeling for the Licensed Product used by XTL, its Affiliates, Sublicensees or distributors in connection with the Licensed Product shall contain (i) the applicable Trademark selected by XTL for use in commercialization of the Licensed Product, (ii) if required by Law, the logo and corporate name of the manufacturer, and (iii) if appropriate, the applicable patent numbers.

Section 6.  XTL Payments.

6.1  Initial License Fee. Within seven (7) days after the Effective Date, XTL shall pay to (a) Wyeth five million U.S. dollars (US$5,000,000) in cash and (b) DOV one million five hundred thousand U.S. dollars (US$1,500,000) in cash; in each case, in accordance with wire instructions provided by DOV to XTL. Notwithstanding anything else contained herein, in the event that XTL does not pay Wyeth in strict accordance with the terms of this Section 6.1, this Agreement shall be void ab initio.

6.2  Transition Fee. Within seven (7) days after the Effective Date, XTL shall place one million U.S. dollars (US$1,000,000) in an interest-bearing escrow account. XTL shall pay to DOV the balance of such account, including interest, in cash and in accordance with wire instructions provided by DOV to XTL, within thirty (30) days of the Effective Date, subject only to DOV’s compliance with Section 4.1, and provided that for each day above and beyond the thirty (30) day period specified in Section 4.1 that DOV takes to complete the Transition, XTL shall reduce such payment at a rate of ***** percent (*****%) per month, calculated on the total number of days, provided further that no such reduction shall apply to delays that are beyond DOV’s reasonable control, including, without limitation, delays caused by Regulatory Authorities or by XTL.

*****Confidential material redacted and filed separately with the Commission.

6.3  Milestone Payments. As set forth in the following table, XTL shall owe Milestone Payments to DOV upon achievement of each of the Milestones Events by XTL or an Affiliate or Sublicensee of XTL. Each Milestone Payment shall be due and payable by XTL to DOV within twenty (20) days after the achievement of the corresponding Milestone Event with respect to a Licensed Product. Only one set of Milestone Payments are payable hereunder no matter how many times any of the Milestone Events are achieved.

“Milestone Event”	“Milestone Payment”
1. Receipt of favorable results *****	US$***** (in cash or Publicly Traded Stock)

2. NDA ***** for a Licensed Product containing a Licensed Compound in a ***** indication	US$***** (in cash or Publicly Traded Stock)

3. NDA ***** for a Licensed Product containing a Licensed Compound in a ***** indication	US$***** (in cash or Publicly Traded Stock)

4. First FDA Approval of NDA for a Licensed Product containing a Licensed Compound	US$***** (at least US$***** in cash and up to US$***** in Publicly Traded Stock)

5. EMEA Approval of a Licensed Product containing a Licensed Compound in a ***** indication	US$***** (in cash or Publicly Traded Stock)

6. JNDA Approval of a Licensed Product containing a Licensed Compound in a ***** indication	US$***** (in cash or Publicly Traded Stock)

7. Commercial Launch of a Licensed Compound for a ***** indication	US$***** (in cash or Publicly Traded Stock)

8. NDA ***** for a Combination Product	US$***** (in cash or Publicly Traded Stock)

9. FDA Approval of NDA for a Combination Product	US$***** (in cash or Publicly Traded Stock)

10. Annual worldwide sales of Licensed Compounds and Licensed Products equal US$*****	US$***** (in cash or Publicly Traded Stock)

11. Annual worldwide sales of Licensed Compounds and Licensed Products equal US$*****	US$***** (in cash or Publicly Traded Stock)

12. Annual worldwide sales of Licensed Compounds and Licensed Products equal US$*****	US$***** (in cash or Publicly Traded Stock)

6.4  Royalties.

(a)  Royalties. Subject to the terms and conditions of this Agreement (including the remainder of this Section 6), XTL shall pay to DOV royalties, on a country-by-country and product-by-product basis for the period of time specified in Section 6.4(b), at the graduated royalty rates specified in the following table with respect to Net Sales of Licensed Products:

*****Confidential material redacted and filed separately with the Commission.

Aggregate Net Sales of All Licensed Products in a Calendar Year	Royalty Rate
On such Net Sales up to ***** U.S. dollars (US$*****)	***** percent (*****%)

On such Net Sales above ***** U.S. dollars (US$*****) and up ***** U.S. dollars (US$*****)	***** percent (*****%)

On such Net Sales above ***** U.S. dollars (US$*****)	***** percent (*****%)

The applicable royalty rate shall be determined by reference to all Net Sales on which royalties are paid in a given calendar year. By way of example, in a given calendar year, if the aggregate annual worldwide Net Sales for all Licensed Products for which royalties are due under this Section 6.4(a) were US$*****, the following royalty payment would be payable under this Section 6.4(a) (subject to all reductions set forth in this Agreement): *****.

(b)  Royalty Term. The royalties due under Section 6.4(a) shall be payable on Net Sales from the First Commercial Sale of a particular Licensed Product until the later of, on a country-by-country basis, (i) the expiration of the last to expire patent in such country covering such Licensed Product or its use for which regulatory approval has been obtained in such country, or (ii) ten (10) years from such First Commercial Sale in each such country. Such period during which royalties are payable with respect to a Licensed Product in a country is referred to herein as the “Royalty Term” in such country with respect to such Licensed Product.

(c)  Only One Royalty. Only one royalty shall be due with respect to the sale of the same unit of Licensed Product. Only one royalty shall be due hereunder on the sale of a Licensed Product even if the manufacture, use, sale, offer for sale or importation of such Licensed Product infringes more than one claim of the DOV Patent Rights.

6.5  Payment Terms.

(a)  Manner of Payment. All payments to be made by XTL hereunder shall be made in U.S. dollars by wire transfer to such bank account as DOV may designate or in Publicly Traded Stock. DOV may designate that some or all of the amounts due hereunder be paid to third part(ies), for example, in the event that DOV sells or assigns its right to receive some or all of the amounts due hereunder to one or more third parties and XTL agrees that such third parties shall be entitled to receive reports under Section 6.5(a) and to perform audits under Section 6.5(c) as and to the same extent as DOV and without limiting DOV’s rights hereunder. In the event that XTL elects to pay any Milestone Payment due under Section 6.3 (in part or in whole) in Publicly Traded Stock, the amount of such Milestone Payment paid in Publicly Traded Stock will not exceed ***** percent (*****%) of the average aggregate market value of the equity securities of XTL Ltd. over the ***** trading days before such Milestone Payment was due, provided, however, that in the case of the Milestone Payment due to DOV upon FDA Approval of NDA for a Licensed Product containing a Licensed Compound, XTL may pay such Milestone Payment in Publicly Traded Stock in an amount up to ***** percent (*****%) of the average aggregate market value of the equity securities of XTL Ltd. over the ***** trading days before such Milestone Payment was due. In addition, XTL will reimburse DOV for any *****, provided, that such reimbursement shall not exceed ***** percent (*****%) of the aggregate market value of Publicly Traded Stock sold in such transaction.

(b)  Reports and Royalty Payments. For as long as royalties are due under Section 6.4(a), XTL shall furnish to DOV a written report, within forty-five (45) days after the end of each calendar quarter, showing the amount of Net Sales of Licensed Products and royalty due for such calendar quarter. Royalty payments for each calendar quarter shall be due at the same time as such written report for the calendar quarter. The report shall include, at a minimum, the following information for the applicable calendar quarter, each listed by product and by country of sale: (i) the number of units of Licensed Products sold by XTL and its Affiliates and Sublicensees on which royalties are owed DOV hereunder; (ii) the gross amount received for such sales; (iii) deductions taken from Net Sales as specified in the definition thereof; (iv) Net Sales; and (v)  the royalties and Milestone Payments owed to DOV, listed by category. In addition to the foregoing, XTL shall furnish to DOV a written report within ten (10) business days after the end of each calendar quarter estimating the total Net Sales for such calendar quarter by XTL, its Affiliates and Sublicensees.

*****Confidential material redacted and filed separately with the Commission.

(c)  Records and Audits. XTL shall keep, and shall cause each of its Affiliates and Sublicensees, as applicable, to keep adequate books and records of accounting for the purpose of calculating all royalties payable to DOV hereunder. For the five (5) years next following the end of the calendar year to which each shall pertain, such books and records of accounting (including those of XTL’s Affiliates and Sublicensees, as applicable) shall be kept at each of their principal place of business and shall be open for inspection at reasonable times and upon reasonable notice by an independent certified accountant selected by DOV or Wyeth and reasonably acceptable to XTL, for the sole purpose of inspecting the royalties due to DOV under this Agreement. In no event shall such inspections be conducted more frequently than once every twelve (12) months. For the sake of clarity, DOV or Wyeth may conduct an annual inspection of the books and records of XTL and XTL’s Affiliates and Sublicensees, and each such inspection shall be limited to the records and accounts pertaining to the year in which the inspection is conducted and the immediately preceding five (5) calendar years. Results of each such audit shall be shared by DOV and Wyeth. The accountant conducting the inspection must have executed and delivered to XTL and its Affiliates and Sublicensees, as applicable, a confidentiality agreement as reasonably requested by XTL, which shall include provisions limiting such accountant’s disclosure to DOV or Wyeth, as applicable, to only the results and basis for such results of such inspection. The results of such inspection, if any, shall be binding on both Parties. Any underpayments shall be paid by XTL within thirty (30) days of notification of the results of such inspection. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. DOV shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any calendar year shown by such inspection of more than ***** percent (*****%) of the amount paid, XTL shall reimburse DOV for any reasonable out-of-pocket costs of such accountant.

(d)  Currency Exchange. Royalties shall accrue in the currency of the country in which the sale of the Licensed Product or Licensed Compound is made, and if different from U.S. dollars, shall be converted into U.S. dollars using the exchange rate of such domestic currency as quoted by the Wall Street Journal, for the last business day of the calendar quarter during which the royalties accrued.

(e)  Tax Withholding. The withholding tax, duties, and other levies (if any) applied by any government authority on payments made by XTL to DOV hereunder shall be borne by DOV. DOV shall provide to XTL a signed Form W-9 with its certified tax identification number within 30 days from the date hereof. XTL and its Affiliates shall use commercially reasonable efforts to provide to DOV proper evidence of payments of withholding tax (if any) and assist DOV by obtaining or providing in as far as possible the required documentation for the purpose of DOV’s tax returns.

(f)  Blocked Payments. In the event that, by reason of applicable law in any country, it becomes impossible or illegal for XTL (or any of its Affiliates or Sublicensees) to transfer, or have transferred on its behalf, payments owed DOV hereunder, XTL shall promptly notify DOV of the conditions preventing such transfer and such payments shall be deposited in local currency in the relevant country to the credit of DOV in a recognized banking institution designated by DOV or, if none is designated by DOV within a period of thirty (30) days, in a recognized banking institution selected by XTL or its Affiliate or Sublicensee, as the case may be, and identified in a written notice given to DOV.

*****Confidential material redacted and filed separately with the Commission.

(g)  Interest Due. XTL shall pay DOV interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate of ***** percent (*****%) per month or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

Section 7.  Patent Prosecution, Infringement and Extensions.

7.1  Generally. Anything herein to the contrary notwithstanding, the Wyeth Patents (as such term is defined under the Wyeth Agreement) shall not be subject to this Section 7 and all rights and obligations set forth in this Section 7 are subject to the rights held by Wyeth pursuant to Article 12.0 of the Wyeth Agreement, provided, however, that in the event Wyeth gives notice to DOV of any desire to cease preparation, filing, prosecution or maintenance of any Wyeth Primary Patent (as such term is defined under the Wyeth Agreement), then DOV shall promptly notify XTL of such event and shall elect to continue preparation, filing, prosecution, or maintenance of any Wyeth Primary Patent at XTL’s request and expense.

7.2  Prosecution and Maintenance of DOV Patent Rights.

(a)  XTL shall be responsible for the preparation, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of the DOV Bicifadine Patent Rights. XTL shall use Commercially Reasonable Efforts to obtain appropriate patent protection for the Licensed Compound and Licensed Product (including related compositions, formulations, methods of use, and processes). XTL shall reasonably consult with DOV with respect to the preparation, filing, prosecution and maintenance of the DOV Bicifadine Patent Rights and DOV agrees to reasonably cooperate with XTL in such activities. XTL shall keep DOV advised of the status of such activities and shall also inform DOV in a timely manner of any material communications XTL receives from the relevant patent office with respect to such activities, including providing DOV with copies of any papers relating to the filing, prosecution or maintenance of DOV Bicifadine Patent Rights in sufficient time to allow DOV to review and submit comments to XTL regarding responsive submissions to such papers. In the event DOV submits comments to XTL, XTL will reasonably consider DOV’s substantive and/or strategic comments in preparing such responsive submissions. DOV shall forward to XTL copies of any papers relating to the filing, prosecution or maintenance of DOV Bicifadine Patent Rights promptly upon receipt. As of the Effective Date, XTL shall be responsible for all its costs incurred for such preparation, filing, prosecution and maintenance.

(b)  Without limiting the foregoing, XTL shall not knowingly permit any of the DOV Bicifadine Patent Rights to be abandoned in any country without DOV first being given an opportunity to assume full responsibility and costs for the continued prosecution and maintenance of same.

(c)  DOV shall be responsible for the preparation, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of all DOV Commingled Patent Rights, and all preparation, filing, prosecution, and maintenance decisions with respect to the DOV Commingled Patent Rights shall be made by DOV with the goal and intention of obtaining appropriate patent protection for the Licensed Compound and Licensed Product in the Territory. DOV shall reasonably consult with XTL with respect to the preparation, filing, prosecution and maintenance of the DOV Commingled Patent Rights as they pertain to the Licensed Product and Licensed Compound and XTL agrees to reasonably cooperate with DOV in such activities. DOV shall keep XTL advised of the status of such activities and shall also inform XTL in a timely manner of any material communications DOV receives from the relevant patent office with respect to such activities, including providing XTL with copies of any papers relating to the filing, prosecution or maintenance of DOV Commingled Patent Rights as they pertain to the Licensed Product and Licensed Compound in sufficient time to allow XTL to review and submit comments to DOV regarding responsive submissions to such papers. In the event XTL submits comments to DOV, DOV will reasonably consider XTL’s substantive and/or strategic comments in preparing such responsive submissions. XTL shall forward to DOV copies of any papers relating to the filing, prosecution or maintenance of DOV Commingled Patent Rights promptly upon receipt. DOV shall be responsible for all its costs incurred for such preparation, filing, prosecution and maintenance.

(d)  DOV’s obligations and XTL’s rights relating to the DOV Commingled Patent Rights pertain only to the Licensed Compound and Licensed Product.

(e)  Upon either DOV’s or XTL’s reasonable request, the Parties shall cooperate in good faith to prepare and file separate patent application(s) designed to sever the DOV Commingled Patent Rights. All “divisional” patent applications that pertain specifically and exclusively to the Licensed Compound and Licensed Product shall be considered DOV Bicifadine Patent Rights and XTL shall be responsible for the preparation, prosecution (including any interferences, oppositions, reissue proceedings and reexaminations) and maintenance of such “divisional” patent applications in accordance with the terms of Section 7.2(a). All “divisional” patent applications that do not pertain specifically and exclusively to the Licensed Compound and Licensed Product shall not be subject to the terms of this License Agreement and DOV shall not have any obligations under this Agreement with respect to such “divisional” patent applications. Upon the filing of any “divisional” patent applications pursuant to the terms of this Section 7.2(e), the Parties shall amend Exhibit B so as to list the “divisional” patent application(s) that are DOV Patent Rights and delete the parent or other patent application(s) claiming the residual DOV Commingled Patent Rights. The Parties shall cooperate to ensure that any “divisional” patent applications filed pursuant to the terms of this Section 7.2(e) shall not adversely affect the patentability, validity or enforceability of any of the other DOV Patent Rights or any other patent rights owned or controlled by DOV, any of DOV’s Affiliates, Wyeth or any of Wyeth’s Affiliates. XTL shall be responsible for any incremental out-of-pocket costs incurred by DOV for preparing and filing such “divisional” patent application(s) and maintaining any patent that issues therefrom.

7.3  Enforcement and Defense of DOV Patent Rights.

(a)  Enforcement by XTL. In the event that DOV or XTL becomes aware of a suspected infringement of any DOV Patent Right exclusively licensed to XTL under this Agreement, or any such DOV Patent Right is challenged in any action or proceeding (other than any interferences, oppositions, reissue proceedings or reexaminations, which are addressed above), in each case, in the Field in the Territory, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. XTL shall have the right, but shall not be obligated, to bring an infringement action or defend any such action or proceeding at its own expense, in its own name and entirely under its own direction and control, or to settle any such action or proceeding by sublicense, subject to the following. DOV shall reasonably assist XTL (at XTL’s expense) in any action or proceeding being defended or prosecuted if so requested, and shall lend its name to and join as a nominal party in such actions or proceedings if reasonably requested by XTL or required by applicable Laws. DOV shall have the right to participate and be represented in any such suit by its own counsel at its own expense. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a DOV Patent Right may be entered into by XTL without the prior written consent of DOV, which consent shall not be unreasonably withheld, delayed or conditioned.

*****Confidential material redacted and filed separately with the Commission.

(b)  Enforcement by DOV. If XTL elects not to bring any action for infringement described in Section 7.3(a) and so notifies DOV, then DOV may bring such action at its own expense, in its own name and entirely under its own direction and control, subject to the following. XTL shall reasonably assist DOV (at DOV’s expense) in any action or proceeding being prosecuted if so requested, and shall lend its name to such actions or proceedings if requested by DOV or required by applicable Laws. XTL shall have the right to participate and be represented in any such suit by its own counsel and at its own expense. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of a DOV Patent Right may be entered into by DOV without the prior written consent of XTL, which consent shall not be unreasonably withheld, delayed or conditioned.

(c)  Damages. In the event that either Party exercises its rights under this Section 7.3 (the “Exercising Party”) and recovers any damages or other sums in such action or proceeding or in settlement thereof (“Recovery”), then after deducting the costs and expenses borne by such Exercising Party in prosecuting or defending such action, proceeding or settlement, and, in the event the other Party participated in the action, proceeding or settlement, after deducting the costs and expenses borne by such other Party in prosecuting or defending such action, proceeding or settlement, the Exercising Party shall be entitled to ***** percent (*****%) of the remainder of such Recovery and the other Party, regardless of whether such other Party participated in the action, proceeding or settlement, shall be entitled to ***** percent (*****%) of the remainder of such Recovery.

(d)  Withdrawal. If either Party brings an action or proceeding under this Section 7.3 and subsequently ceases to pursue or withdraws from such action or proceeding, it shall promptly notify the other Party and the other Party may substitute itself for the withdrawing Party under the terms of this Section 7.3.

7.4  Patent Extensions; Orange Book Listings; Patent Certifications.

(a)  Patent Term Extension. XTL shall have the sole right to make any elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country with respect to DOV Patent Rights. XTL shall notify DOV in the event XTL determines it will not make such elections or their equivalent. Upon such notice from XTL, DOV may make elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country with respect to DOV Patent Rights

(b)  Data Exclusivity. With respect to any data exclusivity periods, such as those periods listed in the FDA’s Orange Book (including any available pediatric exclusivities) or other exclusivity periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 (and all equivalents in any country), XTL shall have the sole right to seek and maintain all such data exclusivity periods available for the Licensed Compound or Licensed Product.

(c)  Notification of Patent Certification. Each Party shall notify and provide the other Party with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of a DOV Patent Right pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) or any other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies shall be provided to the other Party within five (5) business days after a Party receives such certification, and shall be sent to the address set forth in Section 12.6.

*****Confidential material redacted and filed separately with the Commission.

SECTION 8.  Confidential Information and Publicity.

8.1  Confidentiality.

(a)  Confidential Information. Except as expressly provided herein, each of the Parties agrees that, for itself and its Affiliates, and for as long as this Agreement is in effect and for a period of ***** years thereafter, a Receiving Party shall (i) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (ii) not use such Confidential Information for any purpose except those licensed or otherwise authorized or permitted by this Agreement. For clarity, all Confidential Information of XTL received by or disclosed to DOV hereunder shall be used by DOV only for ensuring that XTL complies with its obligations hereunder and that DOV complies with its obligations under the Wyeth Agreement and for no other purposes.

(b)  Exceptions. The obligations in Section 8.1(a) shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof:

(i)  is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(ii)  was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(iii)  is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

(iv)  is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party; or

(v)  has been independently developed by employees or contractors of the Receiving Party or any of its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party.

8.2  Authorized Disclosures. The Parties may disclose Confidential Information belonging to either Party to the extent such disclosure is reasonably necessary, in order to comply with applicable Laws, in connection with prosecuting or defending litigation, making regulatory filings, and filing, prosecuting and enforcing patent applications and patents. Other than making a regulatory filing, prior to publishing any Clinical Data regarding the Licensed Compound, XTL shall provide DOV with a reasonable opportunity to review and comment on the proposed publication (which notice shall be no less than one business day under any circumstances). Prior to the Effective Date, DOV submitted certain articles for publication by various journals. The Parties agree that the publication of such articles after the Effective Date shall not be a breach by DOV of its obligations under this Agreement. XTL shall, in connection with all publications regarding the Licensed Compound, indicate that the Licensed Compound is licensed by XTL from DOV.

8.3  Terms of this Agreement; Publicity. The Parties agree that the terms of this Agreement shall be treated as Confidential Information of both Parties. Each Party agrees not to issue any press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, except that:

*****Confidential material redacted and filed separately with the Commission.

(a)  DOV shall be permitted to disclose the terms hereof to Wyeth; and

(b)  The Parties shall each be permitted to disclose the terms of this Agreement (i) in communication with investors, consultants, advisors or others on a need-to-know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; (ii) as necessary to comply with applicable governmental Laws and regulations (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange) and with judicial process; or (iii) to other parties under a written confidentiality agreement.

8.4  Relationship to the Confidentiality Agreement. This Agreement supersedes the Confidentiality Agreement, provided that all “Confidential Information” disclosed or received by the Parties thereunder shall be deemed “Confidential Information” hereunder and shall be subject to the terms and conditions of this Agreement.

Section 9.  *****.

9.1  As stated in Sections 9.2 and 9.3, XTL shall keep (and XTL shall cause its Sublicensees to keep under terms and conditions equal to those set forth in this Section 9) DOV, during the term of this Agreement, promptly and fully informed of all pharmaceutical, toxicological and clinical findings relating to ***** of the Licensed Product or Licensed Compound. DOV shall be permitted to share with Wyeth all data and information provided under this Section 9 by XTL.

9.2  XTL undertakes to notify DOV promptly with written confirmation by immediate telecopy of any information concerning *****, reasonably associated with clinical studies or attributed to the use or application of the Licensed Product or Licensed Compound. In any event the above notification shall be made within two (2) working days after Licensee first learns or is advised of relevant information with respect to such *****.

9.3  XTL shall also forward regularly (and usually every six (6) months unless the Parties agree on another period) to DOV any information on *****.

9.4  XTL shall provide upon request the information on *****.

9.5  XTL shall inform DOV, without delay, of any governmental action, correspondence or reports to or from Governmental Authorities that may affect the situation of the Licensed Product or Licensed Compound and furnish DOV with copies of any relevant documents relating thereto.

Section 10.  Warranties; Limitations of Liability; Indemnification; Covenants.

10.1  Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party, as of the Effective Date, that:

(a)  Such Party is a corporation duly organized, validly existing and in good standing under the Laws of the state in which it is incorporated, and it has full right and authority to enter into this Agreement and to accept the rights and licenses granted as herein described.

(b)  This Agreement has been duly authorized by all requisite corporate action, and when executed and delivered will become a valid and binding contract of such Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time if effect, and to general principles of equity.

(c)  The execution, delivery and performance of this Agreement does not conflict with any other agreement, contract, instrument or understanding, oral or written, to which such Party is bound, nor will it violate any law applicable to such Party.

(d)  All necessary consents, approvals and authorizations of all regulatory and Governmental Authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

10.2  DOV Representations and Warranties. DOV covenants, represents and warrants to XTL that as of the Effective Date:

(a)  DOV Controls the patents and patent applications that are included within the DOV Patent Rights as of the Effective Date and DOV Controls the DOV Know-How, in both cases, for use with the Licensed Compound within the Field;

(b)  To the best of its knowledge and belief, all of the issued patents within the DOV Patent Rights are in good standing;

(c)  To the best of its knowledge and belief, DOV is not aware of any notice from any Third Party asserting any ownership rights to any DOV Know-How for use with the Licensed Compound within the Field;

(d)  To the best of its knowledge and belief, DOV is not aware of any pending or threatened action, suit, proceeding or claim by a Third Party asserting that DOV is infringing or has misappropriated or otherwise is violating any patent, trade secret or other proprietary right of any Third Party as would reasonably be expected to result in DOV being unable to grant the rights and licenses to XTL under this Agreement;

(e)  DOV has not granted any right or license or other encumbrance of any kind to any Third Party relating to the DOV Patent Rights and DOV Know-How that conflicts with any of the rights granted to XTL hereunder;

(f)  Except as set forth on Schedule 10.2(f), there are no claims, actions, or proceedings pending or, to DOV’s knowledge, threatened; nor are there any formal inquiries or notices that may lead to the institution of such legal proceedings, against DOV or its Affiliates or Wyeth or its Affiliates, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent DOV’s ability to grant the licenses and assignments to XTL contemplated hereunder; and

(g)  Except as otherwise noted on Exhibit C, all inventory of the Licensed Compound set forth on Exhibit C, whether in the form of the active pharmaceutical ingredient, intermediate, or finished product, has been manufactured in compliance with current Good Manufacturing Practices as provided by the FDA (“cGMP”).

10.3   Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER DOV NOR XTL MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.4  Limitation of Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION 10.4 SHALL NOT APPLY TO THE PARTIES’ INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTIONS 10.6(a) AND 10.6(b).

10.5  Performance by Affiliates. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates and Third Party contractors provided, however, that each Party shall remain responsible and liable for the performance by its Affiliates and Third Party contractors and shall cause its Affiliates and Third Party contractors to comply with the provisions of this Agreement in connection therewith.

10.6  Indemnification.

(a)  XTL Indemnity. XTL hereby agrees to indemnify and hold DOV and its Affiliates, and their respective employees, directors, agents and contractors, and their respective successors, heirs and assigns and representatives (“DOV Indemnitees”) harmless from and against all claims, liability, threatened claims, damages, expenses (including reasonable attorneys’ fees), suits, proceedings, losses or judgments, whether for money or equitable relief, of any kind, including death, personal injury, illness, product liability or property damage or the failure to comply with applicable law (collectively, “Losses”), arising from any Third Party claim due to the use, manufacture, sale, development or commercialization of any Licensed Compounds or Licensed Products by or for XTL or any of its Affiliates, Sublicensees, agents and contractors, except to the extent that such Losses arise from (a) the negligence, recklessness or willful misconduct of any DOV Indemnitees or (b) any breach of this Agreement by DOV.

(b)  DOV Indemnity. DOV hereby agrees to indemnify and hold XTL, its Affiliates and Sublicensees, and their respective employees, directors, agents and contractors, and their respective successors, heirs and assigns and representatives (“XTL Indemnitees”) harmless from and against all Losses arising from any Third Party claim due to the use, manufacture, sale, development or commercialization of any Licensed Compounds or Licensed Products by or for DOV or any of its Affiliates, licensees (other than XTL and its Affiliates and Sublicensees), agents and contractors, except to the extent that such Losses arise from (a) the negligence, recklessness or willful misconduct of any XTL Indemnitees or (b) any breach of this Agreement by XTL.

(c)  Indemnification Procedure. A claim to which indemnification applies under Section 10.6(a) or Section 10.6(b) shall be referred to herein as a “Claim.” If any person or entity (each, an “Indemnitee”) intends to claim indemnification under this Section 10.6, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be a Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of such Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of such Claim as aforesaid, the Indemnitee may defend such Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise any Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise any Claim in any manner which would have an adverse effect on the Indemnitee’s interests, without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Section 8.1.

10.7  Insurance. XTL and its Sublicensees shall, beginning with the initiation of the first clinical trial for a Licensed Product, maintain at all times during the development and commercialization of the Licensed Compound a comprehensive general liability insurance from a recognized, creditworthy insurance company, on a claims-made basis, with endorsements for contractual liability, product liability and clinical trials, and with coverage limits at least equal to those that are customary in the industry. DOV and Wyeth shall be named as additional insureds on all such insurance policies. Within ten (10) days following written request by DOV, XTL shall furnish to DOV a certificate of insurance evidencing such coverage, and undertakes to communicate to DOV during the term of this Agreement any modifications to such coverage.

10.8  Covenants.

(a)  DOV shall not knowingly take any action, or omit to take any action, that it reasonably expects would (i) encumber any of its right, title and interest in and to the Licensed Compounds or the Licensed Products in any way that would have a material adverse effect on the rights and licenses granted to XTL hereunder, or (ii) cause DOV to be in breach under the Wyeth Agreement.

(b)  Neither DOV, nor any of its Affiliates, will conduct research or development activities with Wyeth, or any of its Affiliates, relating to the use of Bicifadine in the Retained Rights Field (as defined in the Wyeth Agreement).

(c)  XTL shall only pay amounts due under this Agreement in shares of Publicly Traded Stock if, at the time of such payment, all material information regarding XTL Ltd. has been disclosed to the public.

Section 11.  Term and Termination.

11.1  Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall continue on a Licensed Product-by-Licensed Product and country-by-country basis until the end of the Royalty Term with respect to such Licensed Product in such country. Upon the end of the Royalty Term for each country and each Licensed Product, the license grants contained in Section 2.1 shall become non-exclusive, perpetual, irrevocable and fully paid up with respect to such Licensed Product in such country.

11.2  Termination By DOV. DOV shall have the right to terminate this Agreement, in DOV’s sole discretion, as follows:

(a)  Insolvency. DOV shall have the right to terminate this Agreement upon delivery of written notice to XTL in the event that: (i) XTL fails to or is unable to make payments to DOV or to any third parties as and when they become due and payable in the ordinary course of business, (ii) a liquidation proceeding under any state or United States bankruptcy Law, receivership Law, or the like, as they now exist, or as they may be amended, is commenced by XTL, (iii) if XTL is served with an involuntary petition against it in any insolvency proceeding, upon the ninety-first (91st) day after such service if such involuntary petition has not previously been stayed or dismissed, or (iv) upon the making by XTL of an assignment of substantially all of its assets for the benefit of its creditors.

*****Confidential material redacted and filed separately with the Commission.

(b)  Breach. Subject to Section 11.2(c) below, DOV shall have the right to terminate this Agreement, at DOV’s sole discretion, upon delivery of written notice to XTL in the event of any material breach by XTL of any terms and conditions of this Agreement, provided that such breach has not been cured within sixty (60) days after written notice thereof is given by DOV to XTL specifying the nature of the alleged breach, provided, however, that to the extent such material breach involves the failure to make a payment when due, such breach must be cured within thirty (30) days after written notice thereof is given by DOV to XTL.

(c)  Disputed Breach. If XTL disputes in good faith the existence or materiality of a breach specified in a notice provided by DOV pursuant to Section 11.2(b) and XTL provides notice to DOV of such dispute within the applicable thirty (30) day, sixty (60) day or three (3) month period, DOV shall not have the right to terminate this Agreement unless and until the existence of such material breach or failure by XTL has been determined in accordance with Section 12.7 and XTL fails to cure such breach within sixty (60) days following such determination (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within ten (10) business days following such determination). It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder; provided, however, that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be paid into escrow (such payments, the “Escrow Funds”) with an escrow agent mutually selected by the Parties according to an escrow agreement in form and substance reasonably satisfactory to the Parties. The Parties further agree that any Escrow Funds shall be promptly refunded from the escrow if an arbitrator or court determines pursuant to Section 12.7 that such Escrow Funds are to be refunded by one Party to the other Party.

(d)  Scope of Termination. Except as otherwise expressly provided herein, termination of this Agreement shall be as to all countries in the Territory and all Licensed Products.

11.3  Termination by XTL.

(a)  At XTL’s discretion, effective upon ***** prior written notice in the case where NDA Approval or other Approval has not been obtained for the applicable Licensed Product or upon ***** prior written notice in the case where NDA Approval or other Approval has been obtained for the applicable Licensed Product, XTL may terminate this Agreement for any reason.

(b)  In addition, XTL may terminate this Agreement in the event of material breach by DOV, provided that such breach has not been cured within sixty (60) days after written notice thereof is given by XTL to DOV. If DOV disputes in good faith the existence or materiality of such breach and provides notice to XTL of such dispute within such sixty (60) day period, XTL shall not have the right to terminate this Agreement in accordance with this Section 11.3(b) unless and until it has been determined in accordance with Section 12.7 that this Agreement was materially breached by DOV and DOV fails to cure such breach within sixty (60) days following such determination. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute shall be promptly refunded if an arbitrator or court determines pursuant to Section 12.7 that such payments are to be refunded by one Party to the other Party.

*****Confidential material redacted and filed separately with the Commission.

11.4  Effect of Termination. Upon termination (or, in the case of clauses (c) below, expiration) of this Agreement under Section 11.3(a) or Section 11.2, either in its entirety or with respect to one or more applicable country (each a “Terminated Country”; the rights and obligations of the Parties as to the remaining countries of the Territory in which termination under Section 11.2 has not occurred, being unaffected by such termination):

(a)  All rights and licenses granted to XTL in Section 2 shall terminate with respect to each Terminated Country, all rights of XTL under the DOV Patent Rights and DOV Know-How shall revert to DOV, and XTL shall cease all use of the DOV Patent Rights, DOV Know-How and Trademarks and Corporate Names of DOV and its Affiliates with respect to each Terminated Country.

(b)  With respect to each Terminated Country, XTL shall assign to DOV XTL’s right, title and interest in all regulatory filings (including, without limitation, all NDAs) and Approvals and other documents relating to or necessary to further develop and commercialize Licensed Compounds and Licensed Products, as they exist as of the date of such termination, and XTL shall provide to DOV one (1) copy of the foregoing documents and filings and all documents and filings contained in or referenced in any such filings, together with the raw and summarized data for any preclinical and clinical studies of the Licensed Compounds and such Licensed Product (and where reasonably available, electronic copies thereof) at DOV’s cost. In addition, upon request by DOV, XTL shall grant to DOV the right to access and reference any other documents (including but not limited to regulatory filings) that are available to XTL and reasonably necessary for DOV to further develop, manufacture and commercialize the Licensed Compounds and Licensed Product for the Terminated Country. Without limiting the foregoing in this paragraph, to the extent applicable, XTL’s obligations under Section 7.4 shall continue with respect to the Terminated Country.

(c)  All amounts due or payable to DOV that were accrued, or that arise out of acts or events occurring, prior to the effective date of termination or expiration shall remain due and payable; but (except as otherwise expressly provided herein) no additional amounts shall be payable based on events occurring after the effective date of termination or expiration.

(d)  Should XTL have any inventory of the Licensed Compound suitable for use in clinical trials in each Terminated Country, XTL shall offer to sell such Licensed Compound to DOV at ***** (but DOV shall be under no obligation to purchase same unless it agrees to do so in writing at such time).

(e)  XTL shall assign (or, if applicable, cause its Affiliate to assign) to DOV all of XTL’s (and such Affiliates’) right, title and interest in and to any registered or unregistered trademark, trademark application, trade name or internet domain name that is specific to a Licensed Product (it being understood that the foregoing shall not include any trademarks or trade names that contain XTL’s name) in each Terminated Country.

(f)  XTL shall grant to DOV a license, which license shall be exclusive with respect to each Terminated Country, with the right to grant sublicenses, under all patent rights owned or Controlled by Licensee as of the Termination Date to make, use, import, sell and offer for sale and otherwise develop and commercialize the Licensed Product and Licensed Compound in the Terminated Country. In consideration of the license granted by XTL to DOV in accordance with this Section 11.4(f), DOV shall pay XTL a royalty on a product-by-product basis at a rate equal to ***** percent (***** %) of Net Sales (with the roles of DOV and XTL reversed for purposes of the definition of Net Sales and for Section 6.5) of the Licensed Product in the Terminated Country. The maximum cumulative royalty payments under this Section 11.4(f) shall not exceed ***** percent (*****%) of the payments due and payable by XTL to DOV under this Agreement prior to the time XTL grants DOV a license in accordance with this Section 11.4(f).

*****Confidential material redacted and filed separately with the Commission.

(g)  Neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination or expiration.

(h)  DOV shall have the right to retain all amounts previously paid to DOV by XTL, subject to any applicable determination of an arbitrator or court pursuant to Section 11.6.

11.5  Survival. The following provisions shall survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Section 1 (as applicable), Section 2.1(a)(i), Section 5 (with respect to obligations arising prior to expiration or termination of this Agreement), Section 6 (with respect to obligations arising prior to expiration or termination of this Agreement). Section 7.3(c) (with respect to an action, suit or proceeding commenced prior to termination), Section 7.4(c), Section 8, Section 10.3, Section 10.4, Section 10.6, Section 11.4, Section 11.5, Section 11.6 and Section 12. Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to Section 12.7, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other obligations shall terminate upon expiration of this Agreement.

11.6  Bankruptcy. The Parties agree that in the event a Party becomes a debtor under Title 11 of the U.S. Code (“Title 11”), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to rights to “intellectual property” as defined therein. Each Party hereunder shall have the rights and elections as specified in Title 11. Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of Title 11.

Section 12.  General Provisions.

12.1  Efforts to Consummate; Certain Governmental Matters. Upon the terms and subject to the conditions herein provided, each of the Parties agrees to use its reasonable best efforts to provide or cause to be provided promptly to each Governmental Authority with regulatory jurisdiction over enforcement of any applicable Competition Laws (“Governmental Antitrust Authority”) information and documents requested by such Governmental Antitrust Authority or necessary, proper or advisable to permit consummation of the license of the Licensed Compounds and Licensed Products and the other transactions contemplated by this Agreement. Subject to appropriate confidentiality protections, each of the Parties hereto will furnish to the other Party’s counsel such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing and will keep the other Party reasonably informed with respect to any consent, authorization, order or approval of, or exemption by, sought from any Governmental Authority in connection with this Agreement and the transactions contemplated hereby. For purposes of this Section 12.1, “Competition Laws” shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade.

12.2  Assignment. Except as provided by Section 2.1, 6.5 or 10.5, neither Party may assign this Agreement, delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that each Party may assign this Agreement as a whole without such consent to an Affiliate of such Party; provided, further, that DOV may assign this Agreement as a whole without such consent in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of DOV or of that part of DOV’s business to which this Agreement relates. Any assignment or transfer in violation of this Section 12.2 shall be void. This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of the Parties.

12.3  Force Majeure. Neither Party shall be responsible for failure or delay in the performance of any of its obligations hereunder due to Force Majeure. Force Majeure shall mean any circumstance that, due to an event or a legal position beyond the Party’s reasonable control, renders impossible the fulfillment of any of the Party’s obligations hereunder, such as, but not limited to, acts of God, acts, regulations, or Laws of any government, war, civil commotion, destruction of facilities or materials by fires, earthquakes, or storms, labor disturbances, shortages of public utilities, common carriers, or raw materials, or any other cause, or causes of similar effects, except, however, any economic occurrence. During any such case of Force Majeure, this Agreement shall not be terminated, but only suspended and the Party so affected shall continue to perform its obligations as soon as such case of Force Majeure is removed or alleviated.

12.4  Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

12.5  Amendment; Waiver. This Agreement may not be modified, amended or rescinded, in whole or part, except by a written instrument signed by the Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other shall be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. No delay or omission by either Party hereto in exercising any right or power occurring upon any noncompliance or default by the other Party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

12.6  Notices. Except as otherwise provided herein, all notices under this Agreement shall be sent by certified mail or by overnight courier service, postage prepaid, to the following addresses of the respective Parties:

If to XTL, to:	XTL Biopharmaceuticals, Inc.
750 Lexington Avenue, 20th Floor
New York, New York 10022
Attention: Ron Bentsur
Facsimile: (212) 531-5961

With a required copy to:	Alston & Bird LLP
90 Park Avenue
New York, New York 10016
Attention: Mark F. McElreath
Facsimile: (212) 210-9444

If to DOV, to:	DOV Pharmaceutical, Inc.
150 Pierce Street
Somerset, New Jersey 08873
Attention: President
Facsimile: (732) 907-3799

With a required copy to:	Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attention: Kingsley L. Taft, Esq.
Facsimile: (617) 523-1231

or to such address as each Party may hereafter designate by notice to the other Party. A notice shall be deemed to have been given on the date it is received by all required recipients for the noticed Party.

12.7  Dispute Resolution. Disputes arising under or in connection with this Agreement shall be resolved pursuant to this Section 12.7; provided, however, that in the event a dispute cannot be resolved without an adjudication of the rights or obligations of a Third Party (other than a DOV Indemnitee or XTL Indemnitee identified in Sections 10.6(a) or 10.6(b), as applicable), the dispute procedures set forth in this Section 12.7 shall be inapplicable as to such dispute.

(a)  In the event of a dispute between the Parties, the Parties shall first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within forty-five (45) days, any Party may, by written notice to the other, have such dispute referred to each of the Parties’ respective CEOs or his or her designee (who shall be a senior executive), who shall attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice.

(b)  In the event the Parties’ CEOs (or designees) are not able to resolve such dispute, either Party may at any time after such 30-day period submit such dispute to be finally settled by arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of submission. The arbitration shall be heard and determined by three (3) arbitrators. XTL and DOV shall each appoint one (1) arbitrator and the third arbitrator shall be selected by the two Party-appointed arbitrators, or, failing agreement within sixty (60) days following the date of receipt by the respondent of the claim, by the AAA. Such arbitration shall take place in New York, NY. The arbitration award so given shall be a final and binding determination of the dispute, shall be fully enforceable in any court of competent jurisdiction, and shall not include any damages expressly prohibited by Section 10.4.

(c)  Costs of arbitration are to be divided by the Parties in the following manner: XTL shall pay for the arbitrator it chooses, DOV shall pay for the arbitrator it chooses, and the costs of the third arbitrator shall be divided equally between the Parties. Except in a proceeding to enforce the results of the arbitration or as otherwise required by law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.

12.8  Applicable Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to its conflicts of law provisions.

12.9  Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

12.10  Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute DOV and XTL as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder (except for XTL Indemnitees other than XTL and DOV Indemnitees other than DOV for purposes of Section 10.6).

12.11  Entire Agreement. This Agreement (along with the Exhibits), together with the Wyeth Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces any and all previous arrangements and understandings, including the Confidentiality Agreement, whether oral or written, between the Parties with respect to the subject matter hereof.

12.12  Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

12.13  Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

12.14  Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.1” would be part of “Section 2”, and references to “Section 2.1” would also refer to material contained in the subsection described as “Section 2.1(a)”)

12.15  Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement by either Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their respective duly authorized officers as of the Effective Date.

DOV PHARMACEUTICAL, INC.

By:	/s/ Barbara Duncan
(Signature)
Name: Barbara Duncan
Title: President and CFO
Date: January 15, 2007

XTL DEVELOPMENT, INC.

By:	/s/ Ron Bentsur
(Signature)
Name: Ron Bentsur
Title: President and Secretary
Date: January 15, 2007

EXHIBIT A

SPECIFIC DOV KNOW-HOW

•	All Wyeth Know-How (as defined in the Wyeth Agreement) to which DOV has a license pursuant to the Wyeth Agreement.

*****Confidential material redacted and filed separately with the Commission.

EXHIBIT B

DOV PATENT RIGHTS*

Dkt. No.	Filing date	Filing number	Pub. Date	Grant date	Grant number
*****	*****	*****
*****	*****	*****
*****	*****	*****	*****
*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****		*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****	*****
*****	*****	*****
*****
*****	*****	*****
	*****	*****		*****	*****
	*****	*****	*****
	*****	*****	*****
	*****	*****	*****

* *****.
# *****.

*****Confidential material redacted and filed separately with the Commission.

EXHIBIT C

INVENTORY

***** INVENTORY 1 *****

***** Manufacturer	Manufacturer Batch Number	Manufacturing Date	Quantity (KG)	Current Storage Location	Comment
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****

Footnote 1 - *****.

Footnote 2 - *****.

***** INVENTORY 3 *****

*****Confidential material redacted and filed separately with the Commission.

Intermediate Manufacturer	Manufacturer Batch Number	Manufacturing Date	Quantity (KG)	Current Storage Location	Comment
*****	Various	*****	*****	*****	*****

Footnote 3 - *****.

***** INVENTORY 4 *****

*****Manufacturer	Manufacturer Batch Number	Manufacturing Date	Quantity (KG)	Current Storage Location	Comment
*****	Various	*****	*****	*****

Footnote 4 - *****.

*****Confidential material redacted and filed separately with the Commission.

***** INVENTORY 5 *****

Drug Product Manufacturer	Lot Number	Manufacturing Date	Quantity [6]	Current Storage Location	Comment
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****

Footnote 5 - *****.

Footnote 6 - *****.

***** INVENTORY 7 *****

Drug Product Manufacturer	Lot Number	Manufacturing Date	Quantity	Current Storage Location	Comment
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****

Footnote 7 - *****.

*****Confidential material redacted and filed separately with the Commission.

***** INVENTORY 8 *****

Drug Product Manufacturer	Lot Number	Manufacturing Date	Quantity [9]	Current Storage Location	Comment
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****

Footnote 8 - *****.

Footnote 9 - *****.

*****Confidential material redacted and filed separately with the Commission.

EXHIBIT D

A. Clinical Deliverables

1.	*****.
2.	*****.
3.	*****.
4.	*****.
5.	*****.

B. CMC Deliverables

1.	*****.
2.	*****.
3.	*****.
4.	*****.
5.	*****.
6.	*****.
7.	*****.
8.	*****.
9.	*****.
10.	*****.

*****Confidential material redacted and filed separately with the Commission.

EXHIBIT E

1.  Deliverables and estimated completion dates for the following non clinical studies:

Studies	Work Remaining/Time and cost to Complete (Refer to Item 5.a below for a table of DOV hourly billing rates.)	Estimated Deliverable, Date and Cost
*****	*****	*****
*****	*****	*****
*****	*****	*****

*****Confidential material redacted and filed separately with the Commission.

2.  Completion dates and deliverables for the following clinical studies:

Type of Study	Study No.	Study Objective	Analysis/TFLs	Reports	Estimated Deliverable, Date and Cost
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****

*****Confidential material redacted and filed separately with the Commission.

3. Additional deliverables

a.	*****.

b.	*****.

c.	*****.

4.	Support for providing the Exhibit F deliverables: *****.

5.	Explanatory notes for cost estimates and deliverables.

a.	DOV billing rate table. The following table provides DOV hourly billing rates:

Classification	Rate

*****	*****

*****	*****

*****	*****

*****	*****

*****	*****

b.	*****.

SCHEDULE 10.2(f)

As set forth in Form 8-K filed by DOV on January 3, 2007, DOV is in default of that certain Indenture dated December 22, 2004 (the “Indenture”). The trustee has confirmed such default and made a demand for payment.